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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 4, 2005, accompanying the consolidated financial statements included in the Annual Report of Segue Software, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Segue Software, Inc. on Forms S-8 (File No. 333-118231, effective August 13, 2004, File No. 333-63668, effective June 22, 2001, File No. 333-58514, effective
April 9, 2001 and File No. 333-3980, effective June 23, 2000).

/s/ GRANT THORNTON LLP

Boston, Massachusetts
March 25, 2005